Exhibit 10.5

AMENDMENT TO LOAN AGREEMENT

This Amendment to Loan Agreement (this “Amendment”), dated as of November 1, 2023, is between JPMorgan Chase Bank, N.A., having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and/or permitted assigns, “Lender”) and THE ENTITIES IDENTIFIED ON EXHIBIT A ATTACHED HERETO, each having its principal place of business at c/o W. P. Carey Inc., One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001 (each, an “Individual Borrower” and collectively, “Borrower”).

RECITALS

WHEREAS, reference is hereby made to that Loan Agreement, dated as of September 20, 2023, between Lender and Borrower (the “Loan Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement).

WHEREAS, Lender and Borrower desire to amend the Loan Agreement in the manner hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, Lender and Borrower hereby agree as follows:

Section 1.         Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)	Section 1.1 (Definitions) of the Loan Agreement is hereby amended by deleting the following definitions: “Annual Required REIT Distribution Amount”; “Annual TRS Tax Distribution Amount”; “Quarterly REIT Distribution” and “Quarterly TRS Tax Distribution”.

(b)	Section 1.1 (Definitions) of the Loan Agreement is hereby amended by replacing or adding, as applicable, the following definitions:

““Designated Borrower” shall mean Holdco or any Individual Borrower selected by Borrower for purposes of the Interest Rate Cap Agreement (and any Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement).”

“"KBR Lease” shall mean that certain Lease Agreement, dated as of April 3, 2003, between 601 Jefferson Tower (TX) LLC (as successor-in-interest to Dresser-Cullen Venture), as landlord, and Kellogg Brown & Root LLC (“KBR”), as tenant, as amended.”

““Permitted Equity Transfer” shall mean any of the following: (a) any Transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any Transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) transfers of direct and indirect equity interests in Mezzanine Member by any Person so long as (i) Guarantor remains a publicly traded entity with its shares on the New York Stock Exchange or another nationally or internationally recognized stock exchange, (ii) Guarantor continues to Control each other Restricted Party, (iii) Guarantor continues to own, directly or indirectly, at least 51% of the ownership interest in each other Restricted Party (other than Guarantor), and (iv) either (A) no Ownership Change Limitation would reasonably be expected to exist immediately following such Transfer, or (B) such Transfer would not reasonably be expected to increase the percentage ownership of 5% shareholders of Mezzanine Borrower (including any “public group” as defined in Section 1.382-2T(f)(13) of the Treasury regulations treated as such) for purposes of determining whether there is an Ownership Change Limitation; (d) any direct or indirect Transfer of any interest in Guarantor by the public shareholders thereof and their beneficial owners, (e) the sales, transfer or issuance of Mezzanine Borrower Preferred Interests and/or Subsidiary REIT Preferred Interests, and (f) transfers of direct or indirect equity interests in one or more Individual Borrowers to (i) Holdco, (ii) a Subsidiary REIT (or direct or indirect wholly owned subsidiary thereof) or (iii) TRS (provided that the equity value of the assets held by all TRS Subsidiaries does not exceed twenty percent (20%) of the total equity value of Mezzanine Borrower), in each case, subject to the terms and conditions of Section 5.2.10(e) hereof.”

““Quarterly REIT Reserves Amount” shall mean, for any Fiscal Quarter, a good faith estimate of the amount (which may be positive or negative) equal to (1) the amount of cash that would be necessary to be distributed by the Mezzanine Borrower with respect to Mezzanine Borrower Common Equity Interests for the Fiscal Year that includes the applicable Fiscal Quarter to (i) maintain its status as a REIT and (ii) prevent it from being subject to tax under Section 857(b) or Section 4981 of the Code based on the assumptions that (w) the tax year of Mezzanine Borrower ends on the last day of the applicable Fiscal Quarter (if not the fourth Fiscal Quarter), (x) in calculating the Quarterly REIT Reserve Amount for each Fiscal Quarter, any net operating losses or carryforwards thereof do not offset net capital gains recognized during the Fiscal Year that includes the applicable Fiscal Quarter for the first 18 months after the net operating losses are generated, except as otherwise mutually agreed by Lender and Borrower, (y) to the extent any amounts would be required to be distributed in respect of Mezzanine Borrower Common Equity Interests to satisfy clause (1)(i) or clause (1)(ii) (with such amount determined for this purpose without regard to any Consent Dividend) (I) the first $1,000,000 of such amount is made solely in cash, (II) the portion of such amount in excess of $1,000,000 is satisfied with a Consent Dividend until the quotient of $1,000,000 over the amount described in this clause (II) equals the Minimum Cash Percentage, and (III) the Minimum Cash Percentage of the remaining portion of such amount in excess of the amounts described in clauses (I) and (II) is made in cash and the balance is satisfied with a Consent Dividend, and (z) any distribution received from a TRS Subsidiary is treated as a distribution to which Section 301 of the Code applies, minus (2) the balance in the REIT Distribution Reserve Account at the time the disbursement for the Quarterly REIT Reserves Amount for such Fiscal Quarter is requested (which balance shall be deemed increased by any amounts previously released to the Mezzanine Borrower from the REIT Distribution Reserve Account during the Fiscal Year that includes such Fiscal Quarter pursuant to the first sentence of Section 7.7.4). The applicable Quarterly REIT Reserves Amount shall be estimated at the time Borrower requests any disbursement to the REIT Distribution Reserve Account pursuant to Section 7.8.2(a)(i) or Section 7.8.2(b)(i) based on information available to the Borrower at such time.”

““Quarterly TRS Tax Payments” shall mean a good faith estimate of the income and franchise taxes required to be paid by the TRS Subsidiaries to Governmental Authorities during a Fiscal Quarter, including estimated taxes, interest, penalties and extension payments, which good faith estimate shall take into account, without limitation, the apportionment factor for each state and local jurisdiction in which such TRS Subsidiary is anticipated to file income or franchise tax returns for such Fiscal Year, the deductibility of state and local taxes for U.S. federal income tax purposes and any tax credits that would reasonably be expected to be available to such TRS Subsidiary in computing such tax liabilities. The amount of the Quarterly TRS Tax Payments shall be estimated at the time Borrower requests such Quarterly TRS Tax Payments pursuant to Section 7.8.2(d). Any tax refund received by a TRS Subsidiary from a Governmental Authority shall either be paid into the Excess Cash Flow Reserve Account or retained by the TRS Subsidiary to discharge future income or franchise taxes of the TRS Subsidiaries , in which latter case such refund shall be taken into account for the amount of any Quarterly TRS Tax Payments subsequently requested.”

““REIT Distribution Reserve Fund" shall mean the funds deposited into the REIT Distribution Reserve Account.”

““REIT Distribution Reserve Account” shall have the meaning set forth in Section 7.7.4.”

““Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund, the Excess Cash Flow Reserve Fund, the Ground Lease Reserve Fund, the Corporate Reserve Fund, the PPD HVAC Repairs Fund, the PPD Dispute Reserve Funds, the REIT Distribution Reserve Account and any other escrow fund established by the Loan Documents.”

““TRS Tax Liability from Sale” shall mean the product of (i) a good faith estimate of the net income or gain, if any, allocable to such TRS Subsidiary from the sale or disposition of an Individual Property and (ii) a good faith estimate of the effective income tax rate applicable to such TRS Subsidiary from the sale or disposition of such Individual Property that, without limitation, takes into account the estimated income and franchise tax apportionment factor for each state and local jurisdiction in which such TRS Subsidiary is anticipated to file income or franchise tax returns for such Fiscal Year, the deductibility of state and local taxes for U.S. federal income tax purposes and any tax credits that would reasonably be expected to be available to such TRS Subsidiary in computing such tax liabilities.”

(c)	Section 2.5.2(f) of the Loan Agreement is hereby replaced in its entirety with the following:

“(f)       The Adjusted Release Amount paid to Lender in connection with any such release shall be applied (i) first, to reduce the Release Amount of the Individual Property being released to zero (which amount shall be applied to the applicable Mortgage Deleveraging Threshold), (ii) second, to be paid to Mezzanine Lender to be applied as a prepayment of the Mezzanine Loan until the Mezzanine Release Amount of the Individual Property is reduced to zero, (iii) third, if the Individual Property was sold directly or indirectly by a TRS Subsidiary, to the Excess Cash Flow Reserve Account in an amount equal to the TRS Tax Liability from Sale with respect to such Individual Property, (iv) fourth, any accrued and unpaid Quarterly REIT Reserves Amount shall be deposited in the REIT Distribution Reserve Account and held by the Lender as additional collateral for the Loan until disbursed in accordance with Section 7.7.4, (v) fifth, to be paid to the relevant TRS Subsidiary for any Quarterly TRS Tax Payments previously requested in accordance with Section 7.8.2(d) that remains unpaid, and (vi) lastly, as prepayment of the Loan, which amount shall be applied to the applicable Mortgage Deleveraging Threshold in accordance with Section 2.4.2(b)(i) hereof; and

(d)	Section 2.6.2(c) of the Loan Agreement is hereby replaced in its entirety with the following:

“(c)       All funds on deposit in the Cash Management Account during the continuance of a Lockbox Event may be applied by Lender in such order and priority as Lender shall determine in its sole discretion; provided, however, that, (i) unless a Material Event of Default has occurred and is continuing, Borrower shall have the right to request distributions (and Lender shall make such distributions to or as directed by Borrower) for any amount necessary to pay amounts set forth in Section 2.6.2(f)(vii) and Quarterly TRS Tax Payments to the relevant TRS Subsidiary from any amounts then on deposit in the Excess Cash Flow Reserve Account and disburse as reserves any amounts necessary in the REIT Distribution Reserves Account; provided, further, that before any funds shall be so disbursed to the REIT Distribution Reserves Account (and from the REIT Distribution Reserves Account to Mezzanine Borrower) or the relevant TRS Subsidiary for such Quarterly REIT Reserves Amount or Quarterly TRS Tax Payments, as applicable, Borrower shall provide an Officer’s Certificate certifying the amount of such Quarterly REIT Reserves Amount or Quarterly TRS Tax Payments, as applicable, and (ii) unless a Mezzanine Trigger Event has occurred and is continuing, Lender shall permit disbursements to the Mezzanine Lender for application to the Mezzanine Current Interest as provided in Section 2.6.2(f)(x).”

(e)	Section 5.1.25 (Taxes) of the Loan Agreement is hereby replaced in its entirety with the following:

“Each of Pledgor, Holdco and the Individual Borrowers will be treated as a partnership or disregarded entity for U.S. federal income tax purposes; provided that an Individual Borrower shall be permitted to (a) file a check-the-box election on IRS Form 8832 to be treated as a corporation for U.S. federal income tax purposes and (b) (i) make a joint election with Mezzanine Borrower on IRS Form 8875 to be treated as a taxable REIT subsidiary of Mezzanine Borrower within the meaning of Section 856(l) of the Code (each such taxable REIT subsidiary, together with TRS, a “TRS Subsidiary”) or (ii) elect to be taxed as a REIT for U.S. federal income tax purposes, so long as, in each case, the terms and conditions set forth in Section 5.2.10(e)(i) and (iii) hereof are satisfied as of the effective date of any such election. Borrower will timely file or cause to be filed for itself all applicable income and other material tax returns and reports required to be filed by it and will pay or cause to be paid all federal income and other material taxes and related liabilities required to be paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which Borrower sets aside on its books adequate reserves in accordance with GAAP. Borrower will not permit any Liens for Section 2.7 Taxes to be imposed on or with respect to any of its income or assets, other than Liens for Section 2.7 Taxes not yet due and payable and for which Borrower sets aside on its books adequate reserves in accordance with GAAP.”

(f)	Section 5.2.8 (Advisory Agreement) of the Loan Agreement is hereby amended by replacing “unconditionally” with “unreasonably”.

(g)	Section 5.2.10(e)(iii) of the Loan agreement is hereby replaced in its entirety with the following:

“(iii)       Borrower shall have delivered (i) (x) an amendment to the applicable Pledge Agreement in form and substance reasonably satisfactory to Lender or an additional pledge and security agreement granting Lender a first priority security interest in 100% of the common equity interests any new TRS Subsidiary or Subsidiary REIT and (y) (A) an amendment to the Holdco Pledge Agreement granting Lender a first priority security interest in the Individual Borrowers held by Holdco or (B) a pledge and security agreement from the TRS Subsidiary or Subsidiary REIT, as applicable, granting Lender a first priority security interest in the Individual Borrowers held by such TRS Subsidiary or Subsidiary REIT, as applicable, in each case, in substantially the same form as the Pledge Agreements entered into on the Closing Date and (ii) upon request from Lender, an opinion letter from Reed Smith LLP or another counsel reasonably satisfactory to Lender opining as to the enforceability of such amendment(s) or pledge agreement(s) and other customary matters consistent with the corresponding opinions delivered on the Closing Date with respect to the Pledge Agreements, in form and substance reasonably acceptable to Lender; and”

(h)	Section 7.2 (Tax and Insurance Escrow Fund) of the Loan Agreement is hereby amended by adding the following sentence:

“On or prior to November 30, 2023, Borrower shall provide to Lender evidence reasonably satisfactory to Lender that (i) Taxes in amount equal to $370,197.56 for the Individual Property located at 4915 Independence Parkway, Tampa, FL have been paid, which amount was disbursed by Lender to Borrower on the Funding Date and (ii) Taxes in amount equal to $399,986.80 for the Individual Property located at 11101 Roosevelt Blvd N, Saint Petersburg, FL have been paid, which amount was disbursed by Lender to Borrower on the Funding Date.”

(i)	Section 7.4 (Rollover Reserve) of the Loan Agreement is hereby replaced in its entirety with the following:

“7.4.1 Deposits to Rollover Reserve Fund.

(a)        Borrower shall pay to Lender (a) on the Funding Date an initial deposit in an amount equal to (x) $23,931,389.11 plus (y) $584,665.48 (the “Initial KBR OpEx Deposit”) and (b) on each Payment Date thereafter an amount equal to $2.00 per square foot for the Properties in the aggregate (the “Rollover Reserve Monthly Deposit”), which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Amounts so deposited, together with amounts deposited under paragraph (c) below, shall hereinafter be referred to as the “Rollover Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account.”

(b)        In addition to the required deposits set forth in paragraph (a) above, the following items shall be deposited into the Rollover Reserve Account and held as Rollover Reserve Funds and shall be disbursed and released as set forth in Section 7.4.2 below. Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Cash Management Bank to deposit and hold such amounts in the Rollover Reserve Account pursuant to the Cash Management Agreement: (i) on the Funding Date, an amount equal to all Unfunded Obligations, (ii) all sums paid to Borrower (less reasonable, out-of-pocket expenses to be retained by Borrower) with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof (but excluding any base rent or additional rent paid in connection with any modification), or (B) any settlement of claims of Borrower against third parties in connection with any Lease, and (iii) any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not paid for current or prior use and occupancy or holdover rent), or any security deposit retained by Borrower following an event of default under a Lease, in each case, less any actual, out-of-pocket amounts expended by Borrower in connection with the transactions giving rise to such payment and amounts applied to accrued rents, which amounts shall be retained by Borrower. All sums paid to Borrower (less reasonable, out-of-pocket expenses to be retained by Borrower) with respect to any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, “Lease Termination Payments”) shall be applied pro rata as a prepayment of the Debt and the Mezzanine Debt, and the principal portion of such prepayment shall be applied to the applicable Mortgage Deleveraging Threshold.

(c)       In addition to the required deposits set forth in paragraphs (a) and (b) above, on the Payment Date in November 2023 and the Payment Date in December 2023, Borrower shall pay to Lender an amount equal to $58,466.55 from the Rents received by Borrower under the KBR Lease (such deposits together with the Initial KBR OpEx Deposit, collectively, the “KBR OpEx Deposits”), which amounts shall be deposited into the Rollover Reserve Account and disbursed as set forth in Section 7.4.2 below.

7.4.2       Withdrawal of Rollover Reserve Funds. Provided no Material Event of Default hereunder exists, Lender shall make disbursements from the Rollover Reserve Fund for Approved Leasing Expenses incurred by Borrower; provided that, disbursements for Unfunded Obligations shall be in the amounts and for the obligations specified on Schedule 4.1.26-B hereto. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for any expenses in the aggregate for any Individual Property in excess of $250,000.00, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. With respect to any tenant improvements, Lender may require an inspection of the Properties at Borrower’s expense prior to making a disbursement in order to verify completion of improvements for which reimbursement is sought. Notwithstanding the foregoing, provided no Material Event of Default hereunder exists, Lender shall disburse the KBR OpEx Deposits from the Rollover Reserve Fund promptly upon satisfaction by Borrower of each of the following conditions: (i) the reconciliation of the KBR OpEx Deposits is provided by Borrower to KBR in accordance with the KBR Lease and KBR agrees with such reconciliation amount, (ii) Borrower has delivered to Lender evidence reasonably satisfactory to Lender that such reconciliation is complete, and (iii) Lender shall have received an Officer’s Certificate stating that the conditions set forth in the preceding clauses (i) and (ii) are true and correct. Promptly following such disbursement, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that the reconciliation amount has been disbursed to KBR in accordance with the KBR Lease.”

(j)	Section 7.1.1 (Deposits) of the Loan Agreement is hereby amended by replacing “$299,017.20” with “$552,212.00”.

(k)	Section 7.7 (Additional Reserves) of the Loan Agreement is hereby amended by adding the following Section 7.7.4:

“7.7.4      REIT Distribution Reserve. Provided no Lockbox Event Period is ongoing and except as otherwise contemplated by Section 2.6.2(c), on the last Business Day of each Fiscal Year, or on such date(s) after November 15th of such Fiscal Year as Borrower shall reasonably request and for which Lender consents (such consent not to be unreasonably withheld), Lender shall release to Borrower all amounts in the REIT Distribution Reserve Account, provided that Lender shall not be acting unreasonably in withholding such consent to a release prior to the last Business Day of the Fiscal Year with respect to amounts that, if released, would reasonably be expected to exceed the amount of REIT Distribution Reserve Funds that would otherwise be available at the end of the Fiscal Year if not for such earlier release, and Borrower shall provide Lender with any information reasonably necessary to make such determination. In the event that there is a negative Quarterly REIT Reserves Amount for a Fiscal Quarter, (i) Borrower shall provide to Lender an Officer’s Certificate certifying such negative amount no later than three (3) Business Days prior to the end of such Fiscal Quarter and (ii) Lender shall release such amount from the REIT Distribution Reserve Account to the Excess Cash Flow Reserve Account (and such amount so released shall be treated as Excess Cash Flow for all purposes of this Agreement).”

(l)	The lead-in to Section 7.8.2 of the Loan Agreement is hereby replaced in its entirety and replaced with the following:

“7.8.2      Release of Excess Cash Flow Reserve Funds. Provided no Lockbox Event Period is ongoing, all Excess Cash Flow Reserve Funds shall be disbursed on the last Business Day of each calendar quarter after the Funding Date (the “Quarterly Disbursement Date”) as follows (provided, however, that, at the election of Borrower, the Quarterly Disbursement Date for the items in clause (a)(i) and clause (b)(i) below for the final Fiscal Quarter of each Fiscal Year shall be January 15th of the year following such Fiscal Quarter):”

(m)	Section 7.8.2(a)(i) of the Loan Agreement is hereby replaced in its entirety with the following:

“(i)           to the REIT Distribution Reserve Account the Quarterly REIT Reserves Amount; provided that before any funds shall be so reserved for such Quarterly REIT Reserves Amount, Borrower shall have provided to Lender a request for such reserves setting forth the amounts reservable in the REIT Distribution Reserve Account no less than ten (10) days prior to the Quarterly Disbursement Date together with an Officer’s Certificate certifying such amounts; provided further, however, that Borrower may revise such request with respect to the Quarterly REIT Reserves Amount for the final Fiscal Quarter of each Fiscal Year as reasonably necessary in advance of such Fiscal Quarter’s Quarterly Disbursement Date;”

(n)	Section 7.8.2(a)(ii) of the Loan Agreement is hereby replaced in its entirety with: “Intentionally Omitted”.

(o)	Section 7.8.2(b)(i) of the Loan Agreement is hereby replaced in its entirety with the following:

“(i)      to the REIT Distribution Reserve Account the Quarterly REIT Reserves Amount; provided that before any funds shall be so reserved for such Quarterly REIT Reserves Amount, Borrower shall have provided to Lender a request for such reserves setting forth the amounts reservable in the REIT Distribution Reserve Account no less than ten (10) days prior to the Quarterly Disbursement Date together with an Officer’s Certificate certifying such amounts; provided further, however, that Borrower may revise such request with respect to the Quarterly REIT Reserves Amount for the final Fiscal Quarter of each Fiscal Year as reasonably necessary in advance of such Fiscal Quarter’s Quarterly Disbursement Date;”

(p)	Section 7.8.2(b)(ii) of the Loan Agreement is hereby replaced in its entirety with: “Intentionally Omitted”.

(q)	Section 7.8.2 (Release of Excess Cash Flow Reserve Funds) of the Loan Agreement is hereby amended by adding the following clause (d):

“Provided no Lockbox Event Period is ongoing and except as otherwise contemplated by Section 2.6.2(c), to the extent there are funds in the Excess Cash Flow Reserve Account, Borrower shall be permitted to have funds disbursed to the TRS Subsidiaries from the Excess Cash Flow Reserve Account in an amount equal to the Quarterly TRS Tax Payments for such quarter in accordance with the timeline set forth in Schedule 7.8.2(d) attached hereto; provided, however, that before any funds shall be so disbursed for any such Quarterly TRS Tax Payments, Borrower shall have provided to Lender an Officer’s Certificate certifying such amounts; provided, further, that to the extent amounts are requested be disbursed on a Quarterly Disbursement Date the disbursements for Quarterly TRS Tax Payments pursuant to this Section 7.8.2(d) shall be prioritized over the disbursements pursuant to Section 7.8.2(a) or Section 7.8.2(b).”

(r)	Schedule 4.1.1 (Organizational Chart of Borrower) attached to the Loan Agreement is hereby replaced in its entirety with Schedule 4.1.1 attached hereto.

(s)	Schedule 4.1.26-B (Unfunded Obligations) attached to the Loan Agreement is hereby replaced in its entirety with Schedule 4.1.26-B attached hereto.

(t)	Schedule 7.1.1 (Required Repairs – Deadlines for Completion) attached to the Loan Agreement is hereby replaced in its entirety with Schedule 7.1.1 attached hereto.

(u)	Schedule 7.8.2(d) (Quarterly TRS Tax Payments) attached hereto is hereby added as Schedule 7.8.2(d) to the Loan Agreement.

Section 2.               Lockbox Account. Holdco hereby pledges, transfers and assigns to Lender, and grants to Lender, as additional security for the payment and performance of the Obligations, a continuing perfected first priority security interest in and to, and a first lien upon the following property of Holdco (whether now owned or existing or hereafter acquired and regardless of where located), (i) the Lockbox Account and all of Holdco’s right, title and interest in and to all cash, property or rights transferred to or deposited therein from time to time, (ii) all earnings, investments and securities held in the Lockbox Account in accordance with the Lockbox Agreement and (iii) any and all proceeds (as defined in the Uniform Commercial Code in effect in the State of New York) of the foregoing.  This pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by Holdco and/or Borrower to Lender under the Loan Documents.  Holdco further agrees, at the expense of Holdco, to execute, acknowledge, deliver, file or do at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this Section 2 or the Lockbox Agreement and to more fully perfect and protect any lien or security interest granted hereby or thereby, provided the same do not increase the obligations, or decrease the rights, of Holdco or Borrower under the Loan Documents, to more than a de minimis extent.

Section 3.                Miscellaneous.

(a)             Borrower hereby represents and warrants that (i) Borrower has the power and authority to enter into this Amendment and to perform its obligations under the Loan Agreement as amended hereby, (ii) Borrower has duly authorized the execution and delivery of this Amendment by Borrower and (iii) this Amendment has been duly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)             Except as amended by this Amendment, the Loan Agreement shall continue to remain unmodified and in full force and effect. Each of the parties hereto hereby confirms and ratifies its respective obligations pursuant to the Loan Agreement, as amended by this Amendment, and confirms that such obligations shall apply in all respects as amended by this Amendment. References in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by this Amendment.

(c)             Guarantor hereby (i) approves and consents to this Amendment, (ii) ratifies, confirms, renews and reaffirms all of its obligations under the Loan Documents to which it is a party (the “Guarantor Documents”), and (iii) acknowledges and agrees that its obligations under the Guarantor Documents remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of such documents without impairment. Additionally, Guarantor hereby acknowledges and agrees that, in the event the Advisory Agreement is terminated, it shall not enter into any replacement advisory agreement without the prior written consent of Lender as to the identity of the Person designated to replace WPC and the form of replacement advisory agreement, such approval not to be unreasonably withheld, conditioned or delayed; provided, that if such replacement advisor has not been appointed within 90 days following the effective date of a Company Termination for Convenience (as defined in the Advisory Agreement), then Guarantor shall request transition services for an additional 90 days as set forth in Section 14(b) of the Advisory Agreement.

(d)             Guarantor hereby represents and warrants that (i) it has the power and authority to acknowledge this Amendment and (ii) it has duly authorized such acknowledgement.

(e)             All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Amendment.

(f)              Sections 10.3 (Governing Law) and 10.7 (Trial by Jury) of the Loan Agreement are incorporated herein by this reference for all purposes, with the word “Agreement” being changed to “Amendment” solely for purposes of this incorporation by reference of such provisions into this Amendment.

(g)              This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for all purposes hereunder. Signatures executed electronically using DocuSign or similar signature software shall be regarded as original signatures for all purposes hereunder.

(h)             The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment. In the event of any conflict, ambiguity or inconsistency between the terms of the Loan Agreement or any other Loan Document and the terms of this Amendment, the terms of this Amendment shall control to the extent of such conflict, ambiguity or inconsistency.

(i)               The provisions of Section 9.3 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

RACO (AZ) LLC
FLOUR POWER (OH) LLC
DRUG (AZ) LLC
500 JEFFERSON TOWER (TX) LLC
ROOSEVELT BLVD NORTH (FL) LLC
AUTOPRO (GA) LLC
MORISEK HOFFMAN (IL) LLC
RRD (IL) LLC
WPC CROWN COLONY (MA) LLC
METAPLY (MI) LLC
HNGS AUTO (MI) LLC
MERCURY (MI) LLC
HM BENEFITS (MI) LLC
6000 NATHAN (MN) LLC
TRUTH (MN) LLC
HEALTH LANDLORD (MN) LLC
TELEGRAPH (MO) LLC
308 ROUTE 38 LLC
CALL LLC
SPRING FOREST ROAD (NC) LLC
VANDENBURG BLVD (PA) LLC
MEDI (PA) LLC
RUSH IT LLC
USO LANDLORD (TX) LLC
STONE OAK 17 (TX) LLC
JPCENTRE (TX) LLC
AIRLIQ (TX) LLC
601 JEFFERSON TOWER (TX) LLC
ICALL BTS (VA) LLC
OAK CREEK 17 INVESTOR (WI) LLC
ADS2 (CA) LLC,
each a Delaware limited liability company

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

[Signatures continue on the following page]

[Signature Page to Amendment to Senior Loan Agreement]

MORRISVILLE LANDLORD (NC) LP,
a Delaware limited partnership

By:	MORRISVILLE LANDLORD GP (NC) LLC, a Delaware limited liability company, its general partner

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

GRC-II (TX) LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	GRC-II (TX) LLC, a Delaware limited liability company, its general partner

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

DEVELOP (TX) LP,
a Delaware limited partnership

By:	POPCORN (TX) LLC, a Delaware limited liability company, its general partner

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

[Signatures continue on the following page]

[Signature Page to Amendment to Senior Loan Agreement]

JPMorgan Chase Bank, NATIONAL aSSOCIATION

By:	/s/ Jessica Wong
Name: Jessica Wong
Title: Authorized Signatory

[Signature Page to Amendment to Senior Loan Agreement]

Acknowledged and agreed solely with respect to Section 3(c) and Section 3(d):

GUARANTOR:

NET LEASE OFFICE PROPERTIES, a Maryland real estate investment trust

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

Acknowledged and agreed solely with respect to Section 2:

HOLDCO:

NLO HOLDING COMPANY LLC, a Delaware limited liability company

By:	/s/ Brian Zander
Name: Brian Zander
Title: Authorized Signatory

[Signature Page to Amendment to Senior Loan Agreement]